As filed with the Securities and Exchange Commission on May 21, 2020
Registration No. 333- 238535

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

American Public Education, Inc.
(Exact name of registrant as specified in its charter)

Delaware	01-0724376
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

111 West Congress Street Charles Town, West Virginia	25414
(Address of Principal Executive Offices)	(Zip Code)
American Public Education, Inc. 2017 Omnibus Incentive Plan
(Full title of the plan)

Thomas A. Beckett
Senior Vice President, General Counsel and Secretary
American Public Education, Inc.
111 West Congress Street
Charles Town, West Virginia 25414
(Name and address of agent for service)
304-724-3700
(Telephone number, including area code, of agent for service)
Copy to:
 William I. Intner
Hogan Lovells US LLP
100 International Drive, Suite 2000
Baltimore, Maryland 21202
 (410) 659-2700
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE
This Post-Effective Amendment to Registration Statement on Form S-8 (this “Amendment”) is being filed solely to replace the signature page of the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 20, 2020 (File No. 333-238535) (the “Form S-8”)  to correct clerical errors in the electronically filed version of the signature page. The corrected signature page to the Form S-8 immediately follows this explanatory note and immediately precedes the signature page to this Amendment.
SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on May 20, 2020.

AMERICAN PUBLIC EDUCATION, INC.

By:	/s/ Richard W. Sunderland, Jr., CPA
Name:	Richard W. Sunderland, Jr., CPA
Title:	Executive Vice President and Chief Financial Officer

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Angela Selden and Richard W. Sunderland, Jr., and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Angela Selden	President, Chief Executive Officer and Director	May 20, 2020
Angela Selden	(Principal Executive Officer)
/s/ Richard W. Sunderland, Jr., CPA	Executive Vice President and Chief Financial Officer	May 18, 2020
Richard W. Sunderland, Jr., CPA	(Principal Financial and Accounting Officer)
/s/ Eric C. Andersen	Director	May 11, 2020
Eric C. Andersen
/s/ Barbara G. Fast	Director	May 11, 2020
Barbara G. Fast
/s/ Jean C. Halle	Director	May 12, 2020
Jean C. Halle
/s/ Dr. Barbara Kurshan	Director	May 12, 2020
Dr. Barbara Kurshan
/s/ Timothy J. Landon	Director	May 12, 2020
Timothy J. Landon
/s/ William G. Robinson, Jr.	Director	May 14, 2020
William G. Robinson, Jr.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on May 21, 2020.
AMERICAN PUBLIC EDUCATION, INC.

By:	/s/ Richard W. Sunderland, Jr., CPA
Name:	Richard W. Sunderland, Jr., CPA
Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

*	President, Chief Executive Officer and Director	May 21, 2020
Angela Selden	(Principal Executive Officer)
/s/ Richard W. Sunderland, Jr., CPA	Executive Vice President and Chief Financial Officer	May 21, 2020
Richard W. Sunderland, Jr., CPA	(Principal Financial and Accounting Officer)
*	Director	May 21, 2020
Eric C. Andersen
*	Director	May 21, 2020
Barbara G. Fast
*	Director	May 21, 2020
Jean C. Halle
*	Director	May 21, 2020
Dr. Barbara Kurshan
*	Director	May 21, 2020
Timothy J. Landon
*	Director	May 21, 2020
William G. Robinson, Jr.

*By:  /s/ Richard W. Sunderland, Jr., CPA
Richard W. Sunderland, Jr., CPA
Attorney in Fact